Exhibit 10.13(d)

KRATON POLYMERS, LLC

One Rockefeller Plaza, 32nd Floor

New York, NY10020

Mr Roger P Morgan

19 Twickenham Road

Teddington

Middlesex TW11 8AQ

UK

Dear Roger

Your Secondment to Kraton Polymers International Limited UK

This letter confirms our agreement that you are seconded from your employment with Kraton Polymers LLC (the Company) to Kraton Polymers International Limited (the Recipient) on a full time basis to provide “the Services” (as defined in the Secondment Agreement between the Company and the Recipient (the Secondment Agreement)) for an indefinite period. Either the Company or Recipient will have the right to terminate the secondment at any time by giving not less than 1 month’s notice to the other. Your secondment will automatically terminate in the event of and on termination of the Secondment Agreement.

During the secondment, you will continue to be employed by and remunerated by the Company, although the Recipient will pay your salary and provide you with benefits on behalf of the Company.

You undertake to make yourself available to the Recipient to perform the Services as defined in the Secondment Agreement and to comply with all of the Recipients’ rules and policies which are applicable to you.

The terms of the secondment are not intended to constitute and nothing in this letter shall have the effect of constituting any relationship of employer and employee between yourself and the Recipient. Nothing in this letter shall have the effect of constituting you as agent of the Recipient nor shall you have any right of power to contract on behalf of the Recipient or to bind the Recipient in any way in relation to third parties, save as the Recipient may specifically authorise from time to time.

On the termination of your secondment you shall continue in employment with the Company on the terms set out in your contract of employment with the Company.

Please confirm your agreement to and acceptance of the terms of this letter by signing and returning a counterpart to it to each of the Company and Recipient.

Yours sincerely

/s/ Ian Snow
For and on behalf of Kraton Polymers LLC

I accept and agree to the terms of the letter of which this is a counterpart and to the confirmations and undertakings given therein.

/s/ Roger P Morgan
Roger P Morgan

21st January 2002
Date